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On May 13, 2025, ADTRAN Holdings, Inc. issued the following press release announcing that it is postponing its 2025 annual meeting of stockholders, originally scheduled to be held on May 14, 2025.

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ADTRAN Holdings Postpones 2025 Annual Meeting of Stockholders

HUNTSVILLE, AL - May 13, 2025 – ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”), announced today that it is postponing its 2025 annual meeting of stockholders (the “Annual Meeting”), originally scheduled to be held on May 14, 2025, as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission earlier today (the “Form 8-K”). As described in the Form 8-K, the Company is in the process of restating its financial statements as of and for the years ended December 31, 2024 and 2023 and certain interim periods in 2024 (the “Restatements”). The Company does not expect the Restatements to set forth material changes to the financial information presented in the Company’s preliminary earnings release dated May 7, 2025 (the “Preliminary Earnings Release”). Nevertheless, the Annual Meeting is being postponed to allow the Company additional time to complete the process and to provide stockholders with ample time to review the restated financial statements.

Tim Santo, Adtran’s SVP and CFO, commented, “While the timing is unfortunate and requires the postponement of the annual meeting of stockholders, we are fully committed to filing the restatements on or before May 19, and we do not expect the restatements to set forth material changes to the financial information presented in the preliminary earnings release.”

Completion and filing of the Restatements with the SEC are expected to be completed as soon as practicable, at which time the Company will notify stockholders of the new date and time of its Annual Meeting.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran, LinkedIn and X.

Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to the expected timing of the Company’s completion and filing of the Restatements, the net effect of the Restatements on the Company’s historical financial statements, and the timing for the determination of a new date and time for the Annual Meeting, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to, uncertainties related to work required to complete the Restatements and the timing of completion of the Restatements, the possibility of the Restatements reflecting material changes to the financial information presented in the Preliminary Earnings Release, and such other certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing, except as required by applicable law or regulation.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com